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                                                                    EXHIBIT 99.1

                                REVOCABLE PROXY
                 COMMUNITY BANK OF NAPLES, NATIONAL ASSOCIATION
                                 NEWGATE TOWER
                            5150 TAMIAMI TRAIL NORTH
                             NAPLES, FLORIDA 34103

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMMUNITY BANK OF NAPLES, NATIONAL ASSOCIATION ("NAPLES") FOR USE ONLY AT THE SPECIAL MEETING
OF SHAREHOLDERS TO BE HELD ON                  , 1998, AND AT ANY POSTPONEMENT
OR ADJOURNMENT THEREOF (THE "SPECIAL MEETING").

  The undersigned, being a Shareholder of Naples, hereby appoints     and
and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Special Meeting and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions on the reverse side hereof:

  1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of September 21, 1998 (the "Merger Agreement"), by and between Naples and Alabama National BanCorporation ("Alabama National"), pursuant to which, among other matters (a) Naples would be merged with and into Citizens & Peoples Bank, National Association, a wholly owned subsidiary of Alabama National (the "Merger") and (b) each share of Naples common stock will be converted into the right to receive 0.53271 shares of Alabama National common stock. A copy of the Merger Agreement is set forth in Appendix A to the accompanying Proxy Statement and Prospectus.

ELECTION TO APPROVE THE MERGER:
  [_] ABSTAIN Approval of the Merger
  [_] FOR Approval of the Merger
  [_] AGAINST Approval of the Merger

 2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

Please mark, date and sign this Proxy below and return promptly using the enclosed envelope.

               THIS PROXY CARD IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.
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  THE UNDERSIGNED ACKNOWLEDGES THAT THE SPECIAL MEETING MAY BE POSTPONED OR
ADJOURNED TO A DATE SUBSEQUENT TO THE DATE SET FORTH ABOVE, AND INTENDS THAT THIS PROXY SHALL BE EFFECTIVE AT THE SPECIAL MEETING AFTER SUCH POSTPONEMENT(S) OR ADJOURNMENT(S). THIS PROXY IS REVOCABLE, AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME BY DELIVERY OF WRITTEN NOTICE OF SUCH REVOCATION TO NAPLES, PRIOR TO THE DATE OF THE SPECIAL MEETING, OR BY ATTENDANCE AT THE SPECIAL MEETING.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MERGER AND FOR ALL DIRECTOR NOMINEES.

                                             Signature(s): ____________________

                                             Dated: ___________________________

                                             NOTE: Please sign exactly as name
                                             appears above. When signing as
                                             attorney, executor,
                                             administrator, trustee or
                                             guardian, please give full title
                                             as such. If a corporation, please
                                             sign in full corporation name by
                                             president or other authorized
                                             officer. If a partnership, please
                                             sign in partnership name by
                                             authorized person.